PNM Resources
Alvarado Square
Albuquerque, NM  87158
www.pnmresources.com
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EXHIBIT 32.5

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2008, for Texas-New Mexico Power Company (“Company”), as filed with the Securities and Exchange Commission on May 6, 2008 (“Report”), I, Patricia K. Collawn, President and CEO, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2008	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
President and CEO
Texas-New Mexico Power Company